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              Amendment Dated as of May 21, 1999 To
           Non-Employee Director Stock Option Plans of
                    The Fairchild Corporation


The Fairchild Corporation (the "Corporation") has entered into various stock option plans for its non-employee directors (the
"NED Plans").

Each NED Plan is hereby amended to add the following provisions:

 DEFERRAL OF COMPENSATION

1.   Defined Terms.

          1.1   "Award" means an award of stock options to a Non-
          Employee Director under the Corporation's NED Plans.

          1.2   "Committee"  means the full  Board  of  Directors
          (excluding the participation of Non-Employee Directors) or a committee of three of more Directors (excluding
          Non-Employee Directors).

     1.3  "Deferral Date" means, in connection with any  Deferred
          Compensation Unit, the date on which any deferred compensation with respect thereto would have been paid if no deferral election had been made.

     1.4 "Deferred Compensation Plan" means the Corporation's Stock Option Deferral Plan dated February 9, 1998 (as amended from time to time). Generally, participation in the Deferred Compensation Plan shall be limited to Executive Officers and Directors who are deemed "Accredited Investors" for purposes of Federal Securities Laws.

     1.5 "Deferred Compensation Units" means the right of a Non-Employee Director to receive distributions of deferred compensation pursuant to the Deferred Compensation Plan in the form of Shares, determined in accordance with the terms of the Deferred Compensation Plan and this Amendment to the NED Plans, and based on the Fair Market Value of Shares on the Deferral Date.

     1.6  "Dividend  Equivalents"  means  the  right  of  a  Non-
          Employee Director to receive Shares equal to:

          (i) the per Share cash dividends declared by the Corporation from time to time,

          (ii)  multiplied by the number of Deferred Compensation
          Units credited to the account of the Non-Employee
          Director as of each applicable dividend record date,

          (iii) divided by the Fair Market Value on the related dividend payment date.

     1.7 "Fair Market Value" means with respect to the Corporation's Shares the closing price of the Shares as of the date on which the value is to be determined, as reported on the New York Stock Exchange Composite Tape or such other source of quotation for, or reports of, trading activity in Shares as the Committee may from time to time select.

     1.8 "NED Plans" means all of the Corporation's stock option plans for Non-Employee Directors, including individual stock option awards to Non-Employee Directors.

     1.9 "Non-Employee Director" means any director of the Corporation who is not also an employee or executive officer of the Corporation or any of its subsidiaries.

     1.10 "Shares"  means  shares  of the Corporation's  Class  A
          Common Stock.


2.   Deferred Compensation Units

     2.1 Granting of Deferred Compensation Units: To the extent elected by any Non-Employee Director and permitted by the Deferred Compensation Plan, the Committee may award Deferred Compensation Units to any Non-Employee Director in lieu of all or any portion of the gain that would otherwise be recognized by such Non-Employee Director upon exercise of a stock option. All Deferred Compensation Units shall be subject to the terms of this Amendment to the NED Plans and the Deferred Compensation Plan.

     2.2 Effect of Grants: The number of Shares distributable to Non-Employee Directors pursuant to each Deferred Compensation Unit shall be charged against the maximum number of Shares of Common Stock that may be issued under the NED Plans at any time. The number of Shares distributable to Non-Employee Directors pursuant to Dividend Equivalents shall not be charged against the number of Shares issuable under the NED Plans.

     2.3  Accounting; Fractional Units:

     (a)  The  number of Deferred Compensation Units credited  to the account of any Non-Employee Director shall be rounded to the nearest one-thousandth of a Unit. The account to which Deferred Compensation Units are credited shall be an unsecured general obligation of the Corporation. The Corporation will maintain records of the number of Deferred Compensation Units for the account of each Non-Employee Director, in part, to prevent an issuance of shares of Common Stock in excess of the authorized shares.

     (b) Notwithstanding paragraph (a) above, upon distribution of any Shares represented by Deferred Compensation Units, the number of shares shall be rounded downward to the nearest whole share and no fractional shares shall be issued. Fractional Units remaining after the final distribution to any Non-Employee Director shall be cancelled without obligation to the Non-Employee Director.

     2.4  Exercise of Rights Under Awards:

     Shares used to pay the purchase price on the exercise of Awards subject to the Deferred Compensation Plan, shall have been held by the Non-Employee Director for a period of not less than six months (or such longer period as may be required under the terms of the Award).

Except as amended hereby, the NED Plans shall remain in full force and effect.

This Amendment to the NED Plans is effective as of May 21, 1999.